Filed Pursuant to Rule 424(b)(2)
Registration No. 333-184145

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
2.875% Notes due 2023	$1,000,000,000	$114,600
4.450% Notes due 2043	$1,000,000,000	$114,600
Total	$2,000,000,000	$229,200

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To prospectus dated September 28, 2012)

$1,000,000,000 2.875% Senior Notes due 2023

$1,000,000,000 4.450% Senior Notes due 2043

The Senior Notes due 2023 will bear interest at a rate of 2.875% per year and will mature on January 15, 2023, and the Senior Notes due 2043 will bear interest at a rate of 4.450% per year and will mature on January 15, 2043. We will pay interest on the Senior Notes due 2023 on January 15 and July 15 of each year, beginning January 15, 2013. We will pay interest on the Senior Notes due 2043 on January 15 and July 15 of each year, beginning January 15, 2013. We may redeem the notes at any time by paying the greater of the principal amount of such notes or a “make-whole” amount, plus, in each case, accrued and unpaid interest. See “Description of the Notes—Optional Redemption.” Initial sales of the notes will be made only to institutional investors.

The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes are not and will not be listed on any securities exchange or quoted on any automated quotation system.

Investing in the notes involves risks that are described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2011.

	Initial Price to Investors	Underwriters’ Discount	Proceeds to Us Before Expenses
Per senior note due 2023(1)	99.817%	0.450%	$993.67
Total	$998,170,000	$4,500,000	$993,670,000
Per senior note due 2043(1)	99.659%	0.875%	$987.84
Total	$996,590,000	$8,750,000	$987,840,000

(1)	Plus accrued interest, if any, from October 5, 2012, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery only through The Depository Trust Company and its participants, including Euroclear and Clearstream, in book-entry form on or about October 5, 2012.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan	Morgan Stanley	RBC Capital Markets

Barclays	BNP PARIBAS	BofA Merrill Lynch
Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.
Lloyds Securities	Mizuho Securities	RBS
SMBC Nikko	UBS Investment Bank	Wells Fargo Securities

Santander	US Bancorp	Allen & Company LLC
Gleacher & Company	DnB NOR Markets	PNC Capital Markets LLC
SunTrust Robinson Humphrey		TD Securities

Loop Capital Markets	The Williams Capital Group, L.P.	Drexel Hamilton
Lebenthal Capital Markets	MFR Securities, Inc.	Ramirez and Co., Inc.

The date of this prospectus supplement is September 28, 2012.

Prospectus Supplement

Prospectus

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus prepared by or on behalf of us or to which we have referred you and the documents incorporated by reference herein or therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUPPLEMENT SUMMARY

The Company

We are one of the world’s leading media and entertainment companies. We develop, produce and distribute entertainment, news and information, sports and other content for global audiences, and we own and operate a diversified and integrated portfolio of some of the most recognizable media brands in the world.

On January 28, 2011, Comcast Corporation (“Comcast”) closed its transaction (the “Joint Venture Transaction”) with General Electric Company (“GE”) to form a new company named NBCUniversal, LLC (“NBCUniversal Holdings”). Comcast now controls and owns 51% of NBCUniversal Holdings and GE owns the remaining 49%. As part of the Joint Venture Transaction, NBC Universal, Inc. (our “Predecessor”) was converted into a limited liability company named NBCUniversal Media, LLC (“NBCUniversal”), which is a wholly owned subsidiary of NBCUniversal Holdings. Comcast contributed to NBCUniversal its national cable networks, its regional sports and news networks, certain of its Internet businesses and other related assets (the “Comcast Content Business”).

We report our operations as the following four reportable business segments:

•

Cable Networks: Consists primarily of our national cable television networks, our regional sports and news networks, our international cable networks, our cable television production studio, and our related digital media properties.

•

Broadcast Television: Consists primarily of our NBC and Telemundo broadcast networks, our NBC and Telemundo owned local television stations, our broadcast television production operations, and our related digital media properties.

•	Filmed Entertainment: Consists of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment and stage plays worldwide.

•	Theme Parks: Consists primarily of our Universal theme parks in Orlando and Hollywood.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) incorporated by reference in this prospectus. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus, see “Available Information” in this prospectus.

Our principal executive offices are located at 30 Rockefeller Plaza, New York, NY, 10112-0015, and our telephone number is (212) 664-4444. Our parent company maintains a website at www.comcast.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

Recent Developments

On August 22, 2012, A&E Television Networks, LLC completed its redemption of our entire 15.8% equity interest for $3.025 billion in cash.

The Offering

Issuer	NBCUniversal Media, LLC.

Securities Offered	$1,000,000,000 aggregate principal amount of 2.875% Senior Notes due 2023 (the “2023 Notes”).

$1,000,000,000 aggregate principal amount of 4.450% Senior Notes due 2043 (the “2043 Notes”).

Maturity	The 2023 Notes will mature on January 15, 2023.

The 2043 Notes will mature on January 15, 2043.

Interest Payment Dates	Interest on the 2023 Notes will accrue at the rate of 2.875% per year, payable semi-annually in cash in arrears on January 15 and July 15, beginning on January 15, 2013.

Interest on the 2043 Notes will accrue at the rate of 4.450% per year, payable semi-annually in cash in arrears on January 15 and July 15, beginning on January 15, 2013.

Ranking	The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. We conduct many of our operations through subsidiaries that own a significant percentage of our consolidated assets. Our ability to transfer assets to any of our existing and future subsidiaries, which will not guarantee the notes, is not limited by the terms of the indenture and the notes. All indebtedness and liabilities (including trade payables) of our subsidiaries will be structurally senior to the notes, and the notes will be effectively subordinated to our and our subsidiaries’ secured indebtedness, if any.

Optional Redemption	We may redeem some or all of the notes of any series at any time at the “make-whole” redemption prices indicated under “Description of the Notes—Optional Redemption.”

Use of Proceeds	We intend to use a portion of the net proceeds from this offering for the redemption on November 15, 2012 of the Universal City Development Partners, Ltd. and UCDP Finance, Inc. (together, “Universal Orlando”) 8.875% senior notes due November 2015 ($260 million principal amount outstanding) and 10.875% senior subordinated notes due November 2016 ($146.25 million principal amount outstanding). We intend to use the proceeds in excess of the amount used to redeem the Universal Orlando notes for working capital and general corporate purposes, which may include funding a portion of the anticipated future redemptions of GE’s interest in NBCUniversal Holdings.

Book Entry	The notes will be issued in the form of one or more fully registered global securities, without coupons, in denominations of $2,000 in principal amount and multiples of $1,000 in excess thereof. These global notes will be deposited with the trustee as custodian for, and registered in the name of, a nominee of The Depository Trust Company (“DTC”). Except in the limited circumstances described under “Description of the Notes—Book-Entry; Delivery and Form; Global Note,” notes in certificated form will not be issued or exchanged for interests in global securities.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you directly to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. In addition, information we file with the SEC in the future will automatically update and supersede information contained in this prospectus supplement.

This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2011, filed on February 23, 2012.

•	Quarterly Reports on Form 10-Q for the three months ended March 31, 2012 and the six months ended June 30, 2012; and

•	Current Report on Form 8-K filed with the SEC on July 10, 2012.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities we are offering. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: 30 Rockefeller Plaza, New York, NY, 10112-0015, (212) 664-4444.

USE OF PROCEEDS

We intend to use a portion of the net proceeds from this offering for the redemption on November 15, 2012 of the Universal City Development Partners, Ltd. and UCDP Finance, Inc. (together, “Universal Orlando”) 8.875% senior notes due November 2015 ($260 million principal amount outstanding) and 10.875% senior subordinated notes due November 2016 ($146.25 million principal amount outstanding). We intend to use the proceeds in excess of the amount used to redeem the Universal Orlando notes for working capital and general corporate purposes, which may include funding a portion of the anticipated future redemptions of GE’s interest in NBCUniversal Holdings.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

	NBCUniversal		NBC Universal, Inc.
	Successor		Predecessor
	Six Months Ended June 30, 2012	For the Period January 29, 2011 to December 31, 2011	For the Period January 1 to January 28, 2011	Year Ended December 31,
				2010	2009	2008	2007
Ratio of earnings to fixed charges	4.3x	4.8x	NM	6.7x	16.9x	16.7x	21.5x

NM	= Not meaningful

For purposes of calculating these ratios, the term “earnings” consists of income before income taxes and noncontrolling interests, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest). The term “fixed charges” consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.

DESCRIPTION OF THE NOTES

We are offering $1,000,000,000 aggregate principal amount of our 2.875% Senior Notes due 2023 and $1,000,000,000 aggregate principal amount of our 4.450% Senior Notes due 2043. The notes will be issued under an indenture, dated as of April 30, 2010, among us and The Bank of New York Mellon, as trustee. The notes will be our unsecured senior obligations and will rank equally with all of our other existing and future unsecured senior indebtedness. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. The indenture provides that we will have the ability to issue securities with terms different from those of the notes. We also have the ability to “reopen” a series of these notes and issue additional notes of such series (the “Additional Notes”). Additional Notes of such series will be consolidated with and form a single series with the notes then outstanding of such series. Copies of the indenture and the form of notes are available from us upon request.

The following, along with the additional information contained in the accompanying prospectus under “Description of Senior Debt Securities,” is a summary of the material provisions of the indenture and the notes. Because this is a summary, it may not contain all the information that is important to you. For further information, you should read the notes and the indenture.

General

The notes:

•	will rank equally with all of our other existing and future unsecured senior indebtedness;

•	will be issued in an initial aggregate principal amount of $2,000,000,000, comprised as follows:

•

$1,000,000,000 initial aggregate principal amount of 2.875% Senior Notes due 2023, maturing on January 15, 2023, with interest payable semiannually on each January 15 and July 15, beginning January 15, 2013, to holders of record on the preceding January 1 and July 1;

•

$1,000,000,000 initial aggregate principal amount of 4.450% Senior Notes due 2043, maturing on January 15, 2043, with interest payable semiannually on each January 15 and July 15, beginning January 15, 2013, to holders of record on the preceding January 1 and July 1; and

•	are issuable in fully registered form, in denominations of $2,000 and in multiples of $1,000 in excess thereof.

The indenture does not limit our ability to incur additional unsecured indebtedness, and does not restrict the ability of our subsidiaries to incur additional unsecured or secured indebtedness. The notes will be unsecured and unsubordinated obligations and will rank pari passu with our existing and future unsecured and unsubordinated indebtedness. We conduct many of our operations through subsidiaries that own a significant percentage of our consolidated assets. The notes will be structurally subordinated to all indebtedness and liabilities (including trade payables) of our subsidiaries. The notes will be effectively subordinated to our secured indebtedness, if any. As of June 30, 2012,

•	we had $9.7 billion of total indebtedness;

•	we had no secured indebtedness to which the notes would be effectively subordinated (excluding $14 million of secured debt of subsidiaries);

•	we, together with our consolidated subsidiaries, had $20.2 billion of total liabilities; and

•	our subsidiaries had $9.7 billion of liabilities (including trade payables but excluding intercompany debt) to which the notes would be structurally subordinated.

Issuance of Additional Notes

We may, without the consent of the holders, increase the principal amount of the notes of any series by issuing Additional Notes of the same series in the future on the same terms and conditions as the notes of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that the Additional Notes are fungible with the notes of such series offered hereby for U.S. federal income tax purposes. The Additional Notes will have the same CUSIP number as the notes of the applicable series. Under the indenture, the notes of any series and any Additional Notes of such series we may issue in the future will be treated as a single series for all purposes under the indenture, including for purposes of determining whether the required percentage of the holders of record of the notes of such series has given approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders of the notes of such series.

We also may, without the consent of the holders, issue other series of debt securities under the indenture (including the Additional Notes discussed in this prospectus) in the future on terms and conditions different from the notes offered hereby.

Optional Redemption

The notes will be redeemable, in whole or in part at any time, or from time to time, at our option, at a “make-whole premium” redemption price calculated by us equal to the greater of:

(a)	100% of the principal amount of the notes to be redeemed; and

(b)	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus a “make-whole spread” of 20 basis points for the 2.875% Senior Notes due 2023 and 25 basis points for the 4.450% Senior Notes due 2043, plus, in each case, accrued interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date for such notes will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to such notes and the indenture.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (b) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means (a) each of Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC or their affiliates which are primary U.S. government securities dealers, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by us.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Notice of any redemption will be distributed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes of the series or portions thereof called for redemption. If less than all of the notes of a series are to be redeemed, the notes of such series to be redeemed shall be selected by the trustee by a method the trustee deems to be fair and appropriate. No notes of a principal amount of $2,000 or less will be redeemed in part. In addition, at any time we may repurchase notes in the open market and may hold or surrender such notes to the trustee for cancellation.

No Sinking Fund

The notes will not be entitled to any sinking fund.

Covenants

Principal and Interest

We covenant to pay the principal of and interest on the notes when due and in the manner provided in the notes and the indenture. As used in the indenture and in this “Description of the Notes,” the term “principal” will be deemed to include “and premium, if any.”

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the notes and the indenture, and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any notes issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information

To the extent we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (the “Reporting Requirements”) or do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will be required to make available to the trustee and the registered holders, without cost to any holder, within 90 days following our fiscal year end and within 45 days following our first, second and third fiscal quarter ends, the annual and quarterly financial statements that would be required to be filed with the SEC on Forms 10-K and 10-Q (were our company subject to the Reporting Requirements) along with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to annual financial statements, a report thereon by an independent registered public accounting firm, in each case in a manner that complies in all material respects with the requirements specified in such form for such financial statements and MD&A.

If we have electronically filed with the SEC’s Next-Generation EDGAR system (or any successor system), the reports described above, we shall be deemed to have satisfied the foregoing requirements.

In the event all series of notes are unconditionally guaranteed in full by a person subject to the Reporting Requirements, the foregoing requirements will be deemed satisfied by such guarantor filing any document or report that such guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the notes. These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to the notes, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, in order to secure any of our Indebtedness, without effectively providing that the notes shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a)	Liens existing as of the date of initial issuance of the notes;

(b)	Liens granted after the date of initial issuance of the notes, created in favor of the holders of the notes;

(c)	Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under clause (a), (b) and this clause (c) of this covenant so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(d)	Permitted Liens.

Notwithstanding the foregoing, we may, without securing the notes, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (a) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the notes; provided that Liens created or incurred pursuant to this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt.

Limitation on Sale and Lease-Back Transactions

With respect to the notes, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(a)	such transaction was entered into prior to the date of the initial issuance of the notes;

(b)	such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(c)	such transaction involves a lease for less than three years;

(d)	we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “—Limitation on Liens” above; or

(e)	we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver notes to the trustee therefor for cancellation, such notes to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the notes if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (a) 15% of Consolidated Net Worth calculated as of the closing date of the sale and lease-back transaction and (b) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the notes.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(a)	the aggregate principal amount of our Indebtedness incurred after the date of initial issuance of the notes and secured by Liens not permitted by the first sentence under “—Limitation on Liens;” and

(b)	our Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the notes pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(a)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(b)	the present value (discounted at a rate per annum equal to the average interest borne by all outstanding debt securities issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our stockholders’ equity or members’ capital as reflected on the most recent consolidated balance sheet available to holders and prepared in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate lock agreements and interest rate collar agreements;

(b)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(c)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(d)	other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(a)	Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b)	(i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d)	Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;

(e)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f)	Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(g)	Liens in our favor;

(h)	inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i)	statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j)	Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k)	Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l)	Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(m)	Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000;

(n)	Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o)	Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p)	Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $300,000,000 at any one time;

(q)	Liens securing Specified Non-Recourse Debt;

(r)	Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s)	Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Specified Non-Recourse Debt” means any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to us.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Events of Default

Each of the following will constitute an “Event of Default” in the indenture with respect to the notes:

(a)	default in paying interest on the notes when it becomes due and the default continues for a period of 30 days or more;

(b)	default in paying principal on the notes when due;

(c)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (a) and (b) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the notes of all affected series outstanding under the indenture (voting together as a single class);

(d)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred.

If an Event of Default (other than an Event of Default specified in clause (d) above) under the indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the notes of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding notes of each affected series, together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding notes will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding notes of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the notes of such series if all existing Events of Default with respect to the notes of such series, except for nonpayment of the principal and interest on the notes of such series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the notes of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding note of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the notes of such series.

The holders of at least 25% in aggregate principal amount of the notes of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the notes of all affected series and the debt securities of all other affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the notes of any affected series for the enforcement of the payment of principal or, interest on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the notes, the trustee is required to exercise the rights and powers vested in it under the indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of the notes of all affected series and the debt securities of all other affected series outstanding under the indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the notes of any series, give notice of the default to the holders of the notes of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture within 120 days of the end of each fiscal year.

Modification and Waiver

We and the trustee may amend or modify the indenture or the notes of any series without notice to or the consent of any holder of notes in order to:

•	cure ambiguities, omissions, defects or inconsistencies

•	make any change that would provide any additional rights or benefits to the holders of the notes

•	provide for or add guarantors with respect to the notes

•	secure the notes of any series

•	establish the form or forms of notes of any series

•	provide for uncertificated notes in addition to or in place of certificated notes

•	evidence and provide for the acceptance of appointment by a successor trustee

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding notes in compliance with the provisions of the indenture

•	qualify the indenture under the Trust Indenture Act

•	conform any provision in the indenture to this “Description of the Notes”

•	make any change that does not adversely affect the rights of any holder in any material respect

Other amendments and modifications of the indenture or the notes of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the notes of all series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the notes of any series issued under the indenture may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the notes of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected notes or other debt security:

•	reduce the principal amount, or extend the fixed maturity, of the notes of such series or alter or waive the redemption provisions of the notes of such series

•	impair the right of any holder of the notes of such series to receive payment of principal or interest on the notes of such series on and after the due dates for such principal or interest

•	change the currency in which principal, any premium or interest is paid

•	reduce the percentage in principal amount outstanding of notes of such series which must consent to an amendment, supplement or waiver or consent to take any action

•	impair the right to institute suit for the enforcement of any payment on the notes of such series

•	waive a payment default with respect to the notes of such series

•	reduce the interest rate or extend the time for payment of interest on the notes of such series

•	adversely affect the ranking of the notes of such series

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the notes, when:

•	either:

•	all the notes of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the notes of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the notes of such series to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the notes of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the notes of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the notes (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the notes of a series, except for:

•	the rights of holders of the notes of such series to receive principal or interest when due;

•

our obligations with respect to the notes of such series concerning issuing temporary notes, registration of transfer of notes, substitution of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment of the notes of such series;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an Event of Default with respect to the notes of a series. In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an Event of Default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding notes of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the notes of such series:

•	cash;

•	U.S. government obligations; or

•	a combination of cash and U.S. government obligations, the scheduled payments of principal and interest on which shall be in an amount;

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the holders of the notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the notes of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding notes of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all notes of such series were in default within the meaning of such Act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

Book Entry; Delivery and Form; Global Note

The notes will be issued in the form of one or more fully registered Global Notes (“Global Notes”) without interest coupons which will be deposited with, or on behalf of DTC, New York, New York, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of participants in DTC. Unless and until exchanged, in whole or in part, for notes in definitive registered form, a Global Note may not be transferred except as a whole (a) by the depositary for such Global Note to a nominee of such depositary, (b) by a nominee of such depositary to such depositary or another nominee of such depositary or (c) by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Ownership of beneficial interests in a registered Global Note will be limited to persons, called participants, that have accounts with the depositary (currently DTC) or persons that may hold interests through participants in DTC. Investors may hold their interests in a Global Note directly through Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), to the extent they are participants in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold interests in a Global Note on behalf of their participants through their respective depositaries, which in turn will hold such interests in the Global Note in customers’ securities accounts in the depositaries’ names on the books of DTC.

Upon the issuance of a registered Global Note, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the notes beneficially owned by the participants. Any dealers, initial purchasers or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered Global Note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants.

So long as the depositary, or its nominee, is the registered owner of a registered Global Note, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the registered Global Note for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered Global Note will not be entitled to have the notes represented by the registered Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a registered Global Note must rely on the procedures of the depositary for that registered Global Note and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Note. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through such participants, the ability of a person holding a beneficial interest in a registered Global Note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a definitive note in respect of that interest.

To facilitate subsequent transfers, all notes deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of the notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC will have no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

We will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered Global Note, is to immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered Global Note as shown on the records of the depositary. Payments by participants to owners of beneficial interests in a registered Global Note held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. None of us, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Note or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through participants in DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Because of the time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the Global Note from a DTC participant will be credited during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date, and such credit of any transaction’s interests in the Global Note settled during such processing day will be reported to the relevant Euroclear or Clearstream participant on such day. Cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

We expect that DTC will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in a Global Note are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although we expect that DTC, Euroclear and Clearstream will agree to the foregoing procedures in order to facilitate transfers of interests in each Global Note among participants of DTC, Euroclear and Clearstream, DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

If the depositary for any of the notes represented by a registered Global Note is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue notes in definitive form in exchange for the registered Global Note that had been held by the depositary. Any notes issued in definitive form in exchange for a registered Global Note will be registered in the name or names that the depositary gives to the trustee. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered Global Note that had been held by the depositary. In addition, we may at any time determine that the notes of any series shall no longer be represented by a Global Note and will issue notes in definitive form in exchange for such Global Note pursuant to the procedure described above, subject to the procedures of the depositary.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as initial purchasers, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.

The information in this section concerning DTC and DTC’s book-entry system, as well as information regarding Euroclear and Clearstream, has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

Notices

Notices to holders of the notes will be made by first class mail, postage prepaid, to the addresses that appear on the security register of the notes.

Unclaimed Funds

All funds deposited with the trustee or any paying agent for the payment of principal or interest in respect of the notes that remain unclaimed for two years after such principal or interest will have become due and payable will be repaid to us upon our request. Thereafter, any right of any noteholder to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, or employee of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the notes, waives and releases all such liability.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of the trustee. Gerald L. Hassell, one of Comcast’s directors, is the Chief Executive Officer and President and a director of the trustee.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following are the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of owning and disposing of notes purchased in this offering at the “issue price,” which we assume will be the price indicated on the cover of this prospectus supplement, and held as capital assets for U.S. federal income tax purposes.

This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax consequences and differing tax consequences applicable to you if you are, for instance:

•	a financial institution;

•	a dealer or trader in securities;

•	holding notes as part of a “straddle” or integrated transaction;

•	a partnership for U.S. federal income tax purposes; or

•	a tax-exempt entity.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This summary does not address any aspect of state, local or non-U.S. taxation, any taxes other than income taxes, or the potential application of the Medicare contribution tax. If you are considering the purchase of notes, you should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note issued in this offering that is:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition of a note, or if you are a former citizen or former resident of the United States, in which case you should consult your tax adviser regarding the U.S. federal income tax consequences of owning or disposing of a note.

Payments on the Notes

Payments of principal and interest on the notes by the Company or any paying agent to you will not be subject to U.S. federal income or withholding tax, provided that, in the case of interest,

•	you do not own, actually or constructively, ten percent or more of the capital or profits interests in NBCUniversal Holdings;

•	you are not a controlled foreign corporation related, directly or indirectly, to NBCUniversal Holdings through ownership of equity interests;

•	you certify on a properly executed IRS Form W-8BEN, under penalties of perjury, that you are not a United States person; and

•	it is not effectively connected with your conduct of a trade or business in the United States as described below.

If you cannot satisfy one of the first three requirements described above and interest on the notes is not exempt from withholding because it is effectively connected with your conduct of a trade or business in the United States as described below, payments of interest on the notes will be subject to withholding tax at a rate of 30%, subject to an applicable treaty providing otherwise.

Sale or Other Taxable Disposition of the Notes

You generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of notes, unless the gain is effectively connected with your conduct of a trade or business in the United States as described below; provided, however, that any amounts attributable to accrued interest will be treated as described above under “Payments on the Notes.”

Effectively Connected Income

If interest or gain on a note is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by you), you will generally be taxed in the same manner as a United States person. In this case, you will be exempt from the withholding tax on interest discussed above, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You are urged to consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Backup Withholding and Information Reporting

Information returns are required to be filed with the Internal Revenue Service (the “IRS”) in connection with payments of interest on the notes. Unless you comply with certification procedures to establish that you are not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. You may be subject to backup withholding on payments on the notes or on the proceeds from a sale or other disposition of the notes unless you comply with certification procedures to establish that you are not a United States person or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

UNDERWRITING

We intend to offer the notes to institutional investors through the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of Senior Notes due 2023	Principal Amount of Senior Notes due 2043
Credit Suisse Securities (USA) LLC	$160,000,000	$160,000,000
J.P. Morgan Securities LLC	160,000,000	160,000,000
Morgan Stanley & Co. LLC	160,000,000	160,000,000
RBC Capital Markets, LLC	160,000,000	160,000,000
Barclays Capital Inc.	21,500,000	21,500,000
BNP Paribas Securities Corp.	21,500,000	21,500,000
Citigroup Global Markets Inc.	21,500,000	21,500,000
Deutsche Bank Securities Inc.	21,500,000	21,500,000
Goldman, Sachs & Co.	21,500,000	21,500,000
Lloyds Securities Inc.	21,500,000	21,500,000
Merrill Lynch, Pierce, Fenner & Smith	21,500,000	21,500,000
Incorporated
Mizuho Securities USA Inc.	21,500,000	21,500,000
RBS Securities Inc.	21,500,000	21,500,000
SMBC Nikko Capital Markets Limited	21,500,000	21,500,000
UBS Securities LLC	21,500,000	21,500,000
Wells Fargo Securities, LLC	21,500,000	21,500,000
Santander Investment Securities Inc.	11,250,000	11,250,000
U.S. Bancorp Investments, Inc.	11,250,000	11,250,000
Allen & Company LLC	10,250,000	10,250,000
Gleacher & Company Securities, Inc.	10,250,000	10,250,000
DnB NOR Markets, Inc.	8,500,000	8,500,000
PNC Capital Markets LLC	8,500,000	8,500,000
SunTrust Robinson Humphrey, Inc.	8,500,000	8,500,000
TD Securities (USA) LLC	8,500,000	8,500,000
Loop Capital Markets LLC	6,500,000	6,500,000
The Williams Capital Group, L.P.	6,500,000	6,500,000
Drexel Hamilton, LLC	3,000,000	3,000,000
Lebenthal & Co., LLC	3,000,000	3,000,000
MFR Securities, Inc.	3,000,000	3,000,000
Samuel A. Ramirez & Co., Inc.	3,000,000	3,000,000
Total	$1,000,000,000	$1,000,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes to institutional investors, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.

It is expected that delivery of the notes will be made against payment therefor on or about October 5, 2012, which is the fourth business day following the date hereof (such settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Selling Restrictions

European Union Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of notes shall require the Company or the representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the initial purchasers to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the initial purchasers have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the initial purchasers to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each underwriter has represented, warranted and agreed that it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the U.K. Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA does not apply to the Issuer; and it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948) (as amended) (the “FIEL”), and each of the underwriters and each of its affiliates has represented and agreed that it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the notes in or to residents of Japan or to any persons for reoffering or resale, directly or indirectly in Japan or to any resident of Japan, except pursuant to any exemption from the registration requirements of and otherwise in compliance with, the FIEL available thereunder and in compliance with the other relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than:

(i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”);

(ii) to a relevant person, or any person pursuant to Section 257(1A), and in accordance with the conditions, specified in Section 275 of the SFA; or

(iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Whether the notes are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures, and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to institutional investors at the initial offering price on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of 0.250% and 0.500% of the principal amount of the Senior Notes due 2023 and Senior Notes due 2043, respectively. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.125% and 0.250% of the principal amount of the Senior Notes due 2023 and Senior Notes due 2043, respectively, to other dealers. After the initial offering, the offering prices, concessions and discounts may be changed.

The expenses of the offering, not including the underwriting discount, are estimated to be $750,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. These stabilization transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position on the notes in connection with the offering, that is, if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities for which they currently and may in the future receive customary fees and commissions.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investment and securities activities may involve securities and instruments of the Issuer. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SMBC Nikko Capital Markets Limited, one of the underwriters, is not a broker-dealer registered with the United States Securities and Exchange Commission. SMBC Nikko Capital Markets Limited will only make sales of the notes in the United States, or to nationals or residents of the United States, through one or more registered broker-dealers in compliance with Rule 15a-6 of the Securities Exchange Act of 1934.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Davis Polk & Wardwell LLP, Menlo Park, California. The validity of the notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus Supplement by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. The report on the Company’s consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to General Electric Company’s transaction with Comcast Corporation on January 28, 2011. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The annual consolidated financial statements of NBC Universal, Inc. as of December 31, 2010 and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

SENIOR DEBT SECURITIES

NBCUniversal Media, LLC is offering and selling from time to time its Senior Debt Securities under this prospectus. We will describe in a prospectus supplement, which must accompany this prospectus, the specific terms of the securities. Those terms may include:

• Maturity	• Currency of payments	• Conversion or exchange rights
• Interest rate	• Redemption terms	• Liquidation amount
• Sinking fund terms	• Listing on a securities exchange	• Amount payable at maturity

Investing in these securities involves certain risks. See “Item 1A—Risk Factors” beginning on page 15 of our annual report on Form 10-K for the year ended December 31, 2011, which is included as Exhibit 99.2 to the registration statement of which this prospectus forms a part.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

The date of this prospectus is September 28, 2012

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “NBCUniversal,” “our company,” “we,” “us” and “our” are both to (i) after January 28, 2011, NBCUniversal Media, LLC, the Delaware limited liability company into which NBC Universal, Inc. converted pursuant to the Joint Venture Transaction (as defined in “The Company”), together with its subsidiaries (including subsidiaries that hold the Comcast Content Business (as defined in “The Company”)) and (ii) on or prior to January 28, 2011, NBC Universal, Inc., together with its subsidiaries; references to “NBC Universal, Inc.” are to NBC Universal, Inc., excluding its subsidiaries; references to “Predecessor” are to NBCUniversal on or prior to January 28, 2011 (without giving effect to the Joint Venture Transaction) and references to “Successor” are to NBCUniversal after January 28, 2011, giving effect to the Joint Venture Transaction; references to “Comcast” are to Comcast Corporation and its subsidiaries; references to “GE” are to General Electric Company and its subsidiaries; and references to “NBCUniversal Holdings” are to NBCUniversal, LLC, a limited liability company that owns 100% of NBCUniversal Media, LLC.

TRADEMARKS

We own or have rights to use the trademarks, service marks and trade names that we use in connection with the operation of our businesses, including NBC®, NBC Universal®, USA Network®, CNBC®, SyfyTM, E!®, Bravo®, The Golf Channel®, Oxygen®, MSNBC®, Style®, G4®, Sleuth®, mun2®, Universal HD®, CNBC World®, Telemundo®, Universal Pictures®, Focus Features®, Universal Studios Hollywood®, Universal Orlando®, Universal Studios Florida®, Universal’s Islands of Adventure®, Universal CityWalk®, CityWalk®, iVillage®, Fandango®, DailyCandy® and other names and marks that identify our networks, programs and other businesses. In addition, we have certain rights to use the Harry Potter™ characters, names and related indicia (which are trademarks and copyrights of Warner Bros. Entertainment, Inc.). Each trademark, service mark or trade name of any other company appearing in this prospectus is, to our knowledge, owned or licensed by such other company.

i

THE COMPANY

We are one of the world’s leading media and entertainment companies. We develop, produce and distribute entertainment, news and information, sports and other content for global audiences, and we own and operate a diversified and integrated portfolio of some of the most recognizable media brands in the world.

On January 28, 2011, Comcast Corporation (“Comcast”) closed its transaction (the “Joint Venture Transaction”) with General Electric Company (“GE”) to form a new company named NBCUniversal, LLC (“NBCUniversal Holdings”). Comcast now controls and owns 51% of NBCUniversal Holdings and GE owns the remaining 49%. As part of the Joint Venture Transaction, NBC Universal, Inc. (our “Predecessor”) was converted into a limited liability company named NBCUniversal Media, LLC (“NBCUniversal”), which is a wholly owned subsidiary of NBCUniversal Holdings. Comcast contributed to NBCUniversal its national cable networks, its regional sports and news networks, certain of its Internet businesses and other related assets (the “Comcast Content Business”).

We report our operations as the following four reportable business segments:

•

Cable Networks: Consists primarily of our national cable television networks, our regional sports and news networks, our international cable networks, our cable television production studio, and our related digital media properties.

•

Broadcast Television: Consists primarily of our NBC and Telemundo broadcast networks, our NBC and Telemundo owned local television stations, our broadcast television production operations, and our related digital media properties.

•	Filmed Entertainment: Consists of the operations of Universal Pictures, which produces, acquires, markets and distributes filmed entertainment and stage plays worldwide.

•	Theme Parks: Consists primarily of our Universal theme parks in Orlando and Hollywood.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the Securities and Exchange Commission (the “SEC” or the “Commission”) incorporated by reference in this prospectus or included in the registration statement of which this prospectus forms a part. For instructions on how to find copies of these and our filings incorporated by reference in this prospectus, see “Available Information” in this prospectus.

Our principal executive offices are located at 30 Rockefeller Plaza, New York, NY, 10112-0015, and our telephone number is (212) 664-4444. Our parent company maintains a website at www.comcast.com where general information about us is available. We are not incorporating the contents of the website into this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Available Information.”

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. In this prospectus and in documents that are incorporated by reference in this prospectus or included in the registration statement of which this prospectus forms a part, we state our beliefs of future events and of our future financial performance. In some cases, you can identify these so-called “forward-looking statements” by words such as “may,” “will,” “should,” “expects,” “believes,” “estimates,” “potential,” or “continue,” or the negative of these words, and other comparable words. You should be aware that these statements are only our predictions. In evaluating these statements, you should consider various factors, including the risks and uncertainties listed below, in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011 and in other reports we file with the SEC. Our actual results could differ materially from our forward-looking statements or as a result of any of such factors, which could adversely affect our business, results of operations or financial condition. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following:

•	our businesses currently face a wide range of competition, and our business and results of operations could be adversely affected if we do not compete effectively;

•	changes in consumer behavior driven by new technologies may adversely affect our competitive position, businesses and results of operations;

•	we are subject to regulation by federal, state, local and foreign authorities, which may impose additional costs and restrictions on our businesses;

•	weak economic conditions may have a negative impact on our results of operations and financial condition;

•	a decline in advertising expenditures or changes in advertising markets could negatively impact our results of operations;

•

our success depends on consumer acceptance of our content, which is difficult to predict, and our results of operations may be adversely affected if our content fails to achieve sufficient consumer acceptance or our costs to acquire content increase;

•	the loss of our programming distribution agreements, or the renewal of these agreements on less favorable terms, could adversely affect our businesses and results of operations;

•	our businesses depend on using and protecting certain intellectual property rights and on not infringing the intellectual property rights of others;

•	our businesses depend on keeping pace with technological developments;

•	sales of DVDs have been declining;

•

we rely on network and information systems and other technologies, as well as key properties, and a disruption, cyber attack, failure or destruction of such networks, systems, technologies or properties may disrupt our business;

•	we may be unable to obtain necessary hardware, software and operational support;

•	labor disputes, whether involving employees or sports organizations, may disrupt our operations and adversely affect our business;

•	the loss of key management personnel or popular on-air and creative talent could have an adverse effect on our business;

•	we face risks relating to doing business internationally that could adversely affect our business;

•	we are controlled by Comcast, and GE has certain approval rights;

•	NBCUniversal Holdings may be required to purchase all or part of GE’s interests in NBCUniversal Holdings and may cause us to make distributions or loans to it to fund these purchases;

•	Comcast and GE may compete with us in certain cases and have the ability on their own to pursue opportunities that might be attractive to us; and

•	other factors described elsewhere in this prospectus.

Any forward-looking statement made by us in this prospectus speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for working capital and general corporate purposes. We may also invest the proceeds in certificates of deposit, U.S. government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose, we will describe that in the related prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The table below sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

	NBCUniversal		NBC Universal, Inc.
	Successor		Predecessor
	Six Months Ended June 30,	For the Period January 29, 2011 to December 31,	For the Period January 1 to January 28,	Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	4.3x	4.8x	NM	6.7x	16.9x	16.7x	21.5x

NM = Not meaningful

For purposes of calculating these ratios, the term “earnings” consists of income before income taxes and noncontrolling interests, less net unconsolidated affiliates’ interests, plus fixed charges (excluding capitalized interest). The term “fixed charges” consists of interest expense, the amortization of debt issuance costs and an estimate of interest as a component of rental expense.

DESCRIPTION OF SENIOR DEBT SECURITIES

Our senior debt securities, consisting of notes, debentures or other evidences of indebtedness, may be issued from time to time in one or more series under an indenture dated April 30, 2010, entered into among us and The Bank of New York Mellon, as trustee (the “indenture”). The indenture is incorporated by reference into the registration statement of which this prospectus forms a part.

Because the following is only a summary of the indenture and the senior debt securities, it does not contain all information that you may find useful. For further information about the indenture and the senior debt securities, you should read the indenture. As used in this section of the prospectus, the terms “we,” “us” and “our” refer solely to NBCUniversal and such references do not include any subsidiaries of NBCUniversal.

General

The senior debt securities will constitute our unsecured and unsubordinated obligations.

You should look in the applicable prospectus supplement for the following terms of the senior debt securities being offered:

•	the designation of the senior debt securities;

•	the aggregate principal amount of the senior debt securities;

•	the percentage of their principal amount (i.e., price) at which the senior debt securities will be issued;

•	the date or dates on which the senior debt securities will mature and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the senior debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any interest payment dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•

the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which the senior debt securities may be redeemed, in whole or in part, at our option or at your option;

•	the form of the senior debt securities;

•	any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amounts in respect of any senior debt security;

•

the terms and conditions, if any, upon which we may have to repay the senior debt securities early at your option and the price or prices in the currency or currency unit in which the senior debt securities are payable;

•

the currency, currencies or currency units for which you may purchase the senior debt securities and the currency, currencies or currency units in which principal and interest, if any, on the senior debt securities may be payable;

•	the terms and conditions, if any, pursuant to which the senior debt securities may be converted or exchanged for the cash value of other securities issued by us or by a third party;

•	the right, if any, to “reopen” a series of the senior debt securities and issue additional senior debt securities of such series; and

•

any other terms of the senior debt securities, including any additional events of default or covenants provided for with respect to the senior debt securities, and any terms which may be required by or advisable under applicable laws or regulations.

You may present senior debt securities for exchange and for transfer in the manner, at the places and subject to the restrictions set forth in the senior debt securities and the prospectus supplement. We will provide these services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Senior debt securities will bear interest at a fixed rate or a floating rate. Senior debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special U.S. federal income tax considerations applicable to any such discounted senior debt securities or to certain senior debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the relevant prospectus supplement.

We may issue senior debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Certain Covenants

We have agreed to some restrictions on our activities for the benefit of holders of all series of senior debt securities issued under the indenture. The restrictive covenants summarized below will apply, unless the covenants are waived or amended, so long as any of the senior debt securities are outstanding.

Principal and Interest

We covenant to pay the principal of and interest on senior debt securities of each series when due and in the manner provided in the senior debt securities and the indenture. As used in the indenture and in this “Description of Senior Debt Securities,” the term “principal” will be deemed to include “and premium, if any.”

Consolidation, Merger or Sale of Assets

We will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our assets to any Person or Persons (other than a transfer or other disposition of assets to any of our wholly owned Subsidiaries), in a single transaction or through a series of transactions, unless:

•

we shall be the continuing Person or, if we are not the continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company or limited liability company organized (or formed in the case of a limited liability company) and existing under the laws of the United States or any State or territory thereof or the District of Columbia;

•

the surviving entity will expressly assume all of our obligations under the senior debt securities and the indenture, and will execute a supplemental indenture, in a form satisfactory to the trustee, which will be delivered to the trustee;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•

we or the surviving entity will have delivered to the trustee an officer’s certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the indenture relating to the transaction or series of transactions have been satisfied.

The restrictions in the third bullet above shall not be applicable to:

•

the merger or consolidation of us with an affiliate of ours if our board of directors determines in good faith that the purpose of such transaction is principally to change our state of incorporation or convert our form of organization to another form; or

•

the merger of us with or into a single direct or indirect wholly owned subsidiary of ours pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware (or similar provision of our state of incorporation).

If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all our assets occurs in accordance with the indenture, the successor person will succeed to, and be substituted for, and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named in our place in the indenture. We will (except in the case of a lease) be discharged from all obligations and covenants under the indenture and any senior debt securities issued thereunder.

Existence

Except as permitted under “—Consolidation, Merger and Sale of Assets,” the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises; provided, however, that we shall not be required to preserve any right or franchise if we determine that its preservation is no longer desirable in the conduct of business.

Information

To the extent we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (the “Reporting Requirements”) or do not otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will be required to make available to the trustee and the registered holders, without cost to any holder, within 90 days following our fiscal year end and within 45 days following our first, second and third fiscal quarter ends, the annual and quarterly financial statements that would be required to be filed with the SEC on Forms 10-K and 10-Q (were our company subject to the Reporting Requirements) along with a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”) and, with respect to annual financial statements, a report thereon by an independent registered public accounting firm, in each case in a manner that complies in all material respects with the requirements specified in such form for such financial statements and MD&A.

If we have electronically filed with the SEC’s Next-Generation EDGAR system (or any successor system), the reports described above, we shall be deemed to have satisfied the foregoing requirements.

In the event all series of senior debt securities are unconditionally guaranteed in full by a person subject to the Reporting Requirements, the foregoing requirements will be deemed satisfied by such guarantor filing any document or report that such guarantor is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Negative Covenants

In addition to the covenants set forth above, the following additional covenants shall apply to the notes of each series. These covenants do not limit our ability to incur indebtedness and apply only to us.

Limitation on Liens

With respect to the senior debt securities of each series, we will not create or incur any Lien on any of our Properties, whether now owned or hereafter acquired, in order to secure any of our Indebtedness, without effectively providing that the senior debt securities of such series shall be equally and ratably secured until such time as such Indebtedness is no longer secured by such Lien, except:

(a)	Liens existing as of the date of initial issuance of the senior debt securities of such series;

(b)	Liens granted after the date of initial issuance of the senior debt securities of such series, created in favor of the holders of the senior debt securities of such series;

(c)	Liens securing Indebtedness which are incurred to extend, renew or refinance Indebtedness which is secured by Liens permitted to be incurred under clause (a), (b) and this clause (c) of this covenant so long as such Liens are limited to all or part of substantially the same Property which secured the Liens extended, renewed or replaced and the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection with any extension, renewal or refinancing); and

(d)	Permitted Liens.

Notwithstanding the foregoing, we may, without securing the senior debt securities of any series, create or incur Liens which would otherwise be subject to the restrictions set forth in the preceding paragraph, if after giving effect thereto, Aggregate Debt does not exceed the greater of (a) 15% of Consolidated Net Worth calculated as of the date of the creation or incurrence of the Lien and (b) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series; provided that Liens created or incurred pursuant to this paragraph may be extended, renewed or replaced so long as the amount of Indebtedness secured is not increased (other than by the amount equal to any costs and expenses (including any premiums, fees or penalties) incurred in connection therewith) and such refinancing Indebtedness, if then outstanding, is included in subsequent calculations of Aggregate Debt.

Limitation on Sale and Lease-Back Transactions

With respect to the senior debt securities of each series, we will not enter into any sale and lease-back transaction for the sale and leasing back of any Property, whether now owned or hereafter acquired, unless:

(a)	such transaction was entered into prior to the date of the initial issuance of the senior debt securities of such series;

(b)	such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

(c)	such transaction involves a lease for less than three years;

(d)	we would be entitled to incur Indebtedness secured by a mortgage on the Property to be leased in an amount equal to the Attributable Liens with respect to such sale and lease-back transaction without equally and ratably securing the senior debt securities of such series pursuant to the first paragraph of “—Limitation on Liens” above; or

(e)	we apply an amount equal to the fair value of the Property sold to the purchase of Property or to the retirement of our long-term Indebtedness within 365 days of the effective date of any such sale and lease-back transaction. In lieu of applying such amount to such retirement, we may deliver senior debt securities to the trustee therefor for cancellation, such senior debt securities to be credited at the cost thereof to us.

Notwithstanding the foregoing, we may enter into any sale lease-back transaction which would otherwise be subject to the foregoing restrictions with respect to the senior debt securities of any series if after giving effect thereto and at the time of determination, Aggregate Debt does not exceed the greater of (a) 15% of Consolidated

Net Worth calculated as of the closing date of the sale and lease-back transaction and (b) 15% of Consolidated Net Worth calculated as of the date of initial issuance of the senior debt securities of such series.

Certain Definitions

As used in this section, the following terms have the meanings set forth below.

“Aggregate Debt” means the sum of the following as of the date of determination:

(a)	the aggregate principal amount of our Indebtedness incurred after the date of initial issuance of the senior debt securities and secured by Liens not permitted by the first sentence under “—Limitation on Liens;” and

(b)	our Attributable Liens in respect of sale and lease-back transactions entered into after the date of the initial issuance of the senior debt securities pursuant to the second paragraph of “—Limitation on Sale and Lease-Back Transactions.”

“Attributable Liens” means in connection with a sale and lease-back transaction the lesser of:

(a)	the fair market value of the assets subject to such transaction (as determined in good faith by our board of directors); and

(b)	the present value (discounted at a rate per annum equal to the average interest borne by all outstanding senior debt securities issued under the indenture determined on a weighted average basis and compounded semi-annually) of the obligations of the lessee for rental payments during the term of the related lease.

“Capital Lease” means any Indebtedness represented by a lease obligation of a Person incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP.

“Consolidated Net Worth” means, as of any date of determination, our stockholders’ equity or members’ capital as reflected on the most recent consolidated balance sheet available to holders and prepared in accordance with GAAP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of determination, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in the indenture shall be computed in conformity with GAAP applied on a consistent basis.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate lock agreements and interest rate collar agreements;

(b)	other agreements or arrangements designed to manage interest rates or interest rate risk;

(c)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices; and

(d)	other agreements or arrangements designed to protect such Person against fluctuations in equity prices.

“Indebtedness” of any specified Person means, without duplication, any indebtedness in respect of borrowed money or that is evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements with respect thereto) or representing the balance deferred and unpaid of the purchase price of any Property (including pursuant to Capital Leases), except any such balance that constitutes an accrued expense, trade payable or other payable in the ordinary course, if and to the extent any of the foregoing indebtedness would appear as a liability upon an unconsolidated balance sheet of such Person (but does not include contingent liabilities which appear only in a footnote to a balance sheet).

“Lien” means any lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

“Permitted Liens” means:

(a)	Liens on any of our assets, created solely to secure obligations incurred to finance the refurbishment, improvement or construction of such asset, which obligations are incurred no later than 24 months after completion of such refurbishment, improvement or construction, and all renewals, extensions, refinancings, replacements or refundings of such obligations;

(b)	(i) Liens given to secure the payment of the purchase price incurred in connection with the acquisition (including acquisition through merger or consolidation) of Property (including shares of stock), including Capital Lease transactions in connection with any such acquisition, provided that with respect to this clause (i) the Liens shall be given within 24 months after such acquisition and shall attach solely to the Property acquired or purchased and any improvements then or thereafter placed thereon, (ii) Liens existing on Property at the time of acquisition thereof or at the time of acquisition by us of any Person then owning such Property whether or not such existing Liens were given to secure the payment of the purchase price of the Property to which they attach, and (iii) all renewals, extensions, refinancings, replacements or refundings of such obligations under this clause (b);

(c)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(d)	Liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on our books in conformity with GAAP;

(e)	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(f)	Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contracts, options, futures contracts, futures options, equity hedges or similar agreements or arrangements designed to protect us from fluctuations in interest rates, currencies, equities or the price of commodities;

(g)	Liens in our favor;

(h)	inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(i)	statutory Liens arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(j)	Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

(k)	Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which we are a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 16 2/3% of the annual fixed rentals payable under such lease;

(l)	Liens consisting of deposits of Property to secure our statutory obligations in the ordinary course of our business;

(m)	Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which we are a party in the ordinary course of our business, but not in excess of $25,000,000;

(n)	Liens on “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System);

(o)	Liens permitted under sale and lease-back transactions, and any renewals or extensions thereof, so long as the Indebtedness secured thereby does not exceed $300,000,000 in the aggregate;

(p)	Liens arising in connection with asset securitization transactions, so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed $300,000,000 at any one time;

(q)	Liens securing Specified Non-Recourse Debt;

(r)	Liens (i) of a collection bank on the items in the course of collection, (ii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry and (iii) attaching to other prepayments, deposits or earnest money in the ordinary course of business; and

(s)	Take-or-pay obligations arising in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or any other entity, including any government or any agency or political subdivision thereof.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible, including shares of capital stock.

“Specified Non-Recourse Debt” means any account or trade receivable factoring, securitization, sale or financing facility, the obligations of which are non-recourse (except with respect to customary representations, warranties, covenants and indemnities made in connection with such facility) to us.

“Subsidiary” of any specified Person means any corporation, limited liability company, limited partnership, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

Events of Default

Each of the following will constitute an “Event of Default” in the indenture with respect to the senior debt securities of any series:

(a)	default in paying interest on the senior debt securities of such series when it becomes due and the default continues for a period of 30 days or more;

(b)	default in paying principal on the senior debt securities of such series when due;

(c)	default in the performance, or breach, of any covenant in the indenture (other than defaults specified in clause (a) and (b) above) and the default or breach continues for a period of 90 days or more after we receive written notice from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series outstanding under the indenture (voting together as a single class); or

(d)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred.

If an Event of Default (other than an Event of Default specified in clause (d) above) under the indenture occurs and is continuing, then the trustee may and, at the direction of the holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series under the indenture (voting together as a single class), will by written notice, require us to repay immediately the entire principal amount of the outstanding senior debt securities of each affected series, together with all accrued and unpaid interest.

If an Event of Default under the indenture specified in clause (d) occurs and is continuing, then the entire principal amount of the outstanding senior debt securities will automatically become due immediately and payable without any declaration or other act on the part of the trustee or any holder.

After a declaration of acceleration or any automatic acceleration under clause (d) described above, the holders of a majority in principal amount of the outstanding senior debt securities of any series (each such series voting as a separate class) may rescind this accelerated payment requirement with respect to the senior debt securities of such series if all existing Events of Default with respect to the senior debt securities of such series, except for nonpayment of the principal and interest on the senior debt securities of such series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree and if all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee and its agents and counsel have been paid.

The holders of a majority in principal amount of the senior debt securities of all affected series outstanding under the indenture (voting together as a single class) also have the right to waive past defaults, except a default in paying principal or interest on any outstanding senior debt security of such series, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the senior debt securities of such series.

The holders of at least 25% in aggregate principal amount of the senior debt securities of all affected series outstanding under the indenture (voting together as a single class) may seek to institute a proceeding only after they have made written request, and offered indemnity as the trustee may reasonably require, to the trustee to institute a proceeding and the trustee has failed to do so within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in principal amount of the senior debt securities of all affected series then outstanding. These limitations do not apply, however, to a suit instituted by a holder of the senior debt securities of any affected series for the enforcement of the payment of principal or, interest on or after the due dates for such payment.

During the existence of an Event of Default of which a responsible officer of the trustee has actual knowledge or has received written notice from us or any holder of the senior debt securities, the trustee is required to exercise the rights and powers vested in it under the indenture, and use the same degree of care and skill in its exercise, as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity as the trustee may reasonably require. Subject to certain provisions, the holders of a majority in aggregate principal amount of the senior debt securities of all affected series under the indenture (voting together as a single class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.

The trustee will, within 90 days after any default occurs with respect to the senior debt securities of any series, give notice of the default to the holders of the senior debt securities of such series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture within 120 days of the end of each fiscal year.

Modification and Waiver

We and the trustee may amend or modify the indenture or the senior debt securities of any series without notice to or the consent of any holder of senior debt securities in order to:

•	cure ambiguities, omissions, defects or inconsistencies;

•	make any change that would provide any additional rights or benefits to the holders of the senior debt securities;

•	provide for or add guarantors with respect to the senior debt securities;

•	secure the senior debt securities of any series;

•	establish the form or forms of senior debt securities of any series;

•	provide for uncertificated senior debt securities in addition to or in place of certificated senior debt securities;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, to our obligations to holders of any outstanding senior debt securities in compliance with the provisions of the indenture;

•	qualify the indenture under the Trust Indenture Act;

•	conform any provision in the indenture to this “Description of Senior Debt Securities”; or

•	make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the senior debt securities of any series may be made with the consent of the holders of not less than a majority in aggregate principal amount of the senior debt securities of all series outstanding under the indenture that are affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to the senior debt securities of any series issued under the indenture may be waived by written notice to us and the trustee by the holders of a majority in aggregate principal amount of the senior debt securities of all series outstanding under the indenture that are affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of such affected senior debt securities or other debt security:

•	reduce the principal amount, or extend the fixed maturity, of the senior debt securities of such series or alter or waive the redemption provisions of the senior debt securities of such series;

•

impair the right of any holder of the senior debt securities of such series to receive payment of principal or interest on the senior debt securities of such series on and after the due dates for such principal or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of senior debt securities of such series which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the senior debt securities of such series;

•	waive a payment default with respect to the senior debt securities of such series;

•	reduce the interest rate or extend the time for payment of interest on the senior debt securities of such series; or

•	adversely affect the ranking of the senior debt securities of such series.

Satisfaction, Discharge and Covenant Defeasance

We may terminate our obligations under the indenture with respect to the senior debt securities of any series, when:

•	either:

•	all the senior debt securities of such series that have been authenticated and delivered have been canceled or delivered to the trustee for cancellation; or

•

all the senior debt securities of such series issued that have not been canceled or delivered to the trustee for cancellation have become due and payable, are by their terms to become due and payable at final maturity within one year, or are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name, and at our expense and we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the senior debt securities of such series to pay principal, interest and any premium;

•	we have paid or caused to be paid all other sums then due and payable under the indenture with respect to the senior debt securities of such series; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture with respect to the senior debt securities of such series have been complied with.

We may elect to have our obligations under the indenture discharged with respect to the senior debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the senior debt securities of a series, except for:

•	the rights of holders of the senior debt securities of such series to receive principal or interest when due;

•

our obligations with respect to the senior debt securities of such series concerning issuing temporary senior debt securities, registration of transfer of senior debt securities, substitution of mutilated, destroyed, lost or stolen senior debt securities and the maintenance of an office or agency for payment of the senior debt securities of such series;

•	the rights, powers, trusts, duties and immunities of the trustee; and

•	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). Any failure to comply with these obligations will not constitute a default or an Event of Default with respect to the senior debt securities of a series. In the event covenant defeasance occurs, certain events, not including nonpayment, bankruptcy and insolvency events, described under “—Events of Default” will no longer constitute an Event of Default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding senior debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the senior debt securities of such series:

•	cash;

•	U.S. government obligations; or

•	a combination of cash and U.S. government obligations, the scheduled payments of principal and interest on which shall be in an amount;

•

in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest due on or prior to maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, due on or prior to the redemption date;

•

in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, as a result of an Internal Revenue Service (“IRS”) ruling or a change in applicable federal income tax law, the holders of the senior debt securities of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

•

in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the senior debt securities of such series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

•

no default with respect to the outstanding senior debt securities of such series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), it being understood that this condition is not deemed satisfied until after the 91st day;

•

the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all senior debt securities of such series were in default within the meaning of such Act;

•

the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under the indenture (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings), or any other material agreement or instrument to which we are a party;

•

the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such act or exempt from registration; and

•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, in each case stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

The indenture provides that no recourse shall be had under or upon any obligation, covenant, or agreement of ours in the indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any incorporator, stockholder, officer, director, or employee of ours or of any successor person thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

We maintain ordinary banking relationships and credit facilities with affiliates of the trustee. Gerald L. Hassell, one of Comcast’s directors, is the Chief Executive Officer and President and a director of the trustee.

GLOBAL SECURITIES

We may issue the senior debt securities of any series in the form of one or more fully registered global securities that will be deposited with a depositary or with a nominee for a depositary identified in the prospectus supplement relating to such series and registered in the name of the depositary or its nominee. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered securities of the series to be represented by such global securities. Unless and until the depositary exchanges a global security in whole for securities in definitive registered form, the global security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any of its nominees to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to any portion of a series of securities to be represented by a global security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons that have accounts with the depositary for such global security known as “participants” or persons that may hold interests through such participants. Upon the issuance of a global security, the depositary for such global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by such global security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such securities. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such securities in definitive form and will not be considered the owners or holders thereof under the indenture. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for such global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, the depositary for such global security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on senior debt securities represented by a global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such global security. None of us, the trustees or any of our other agents or agent of the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any securities represented by a global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or commodities to holders in respect of such global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days, we will issue such securities in definitive form in exchange for such global security. In addition, we may at any time and in our sole discretion determine not to have any of the securities of a series represented by one or more global securities and, in such event, will issue securities of such series in definitive form in exchange for all of the global security or securities representing such securities. Any securities issued in definitive form in exchange for a global security will be registered in such name or names as the depositary shall instruct the trustee or other relevant agent of ours. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such global security.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in four ways:

•	directly to purchasers;

•	through agents;

•	through underwriters; and

•	through dealers.

If any securities are sold pursuant to this prospectus by any person other than us, we will disclose in a prospectus supplement required information with respect to each security holder, which may include its name, the nature of any relationship it has had with us or any of our affiliates during the three years preceding such offering and the amount of securities of the class it owns both before and after the offering.

We may directly solicit offers to purchase securities, or we may designate agents to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

If any underwriters are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering their names and the terms of any agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters and dealers may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, Menlo Park, California.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is included in this Registration Statement as Exhibit 99.2, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 at Exhibit 99.2 of this Registration Statement. The report on the Company’s consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to General Electric Company’s transaction with Comcast Corporation on January 28, 2011. Such consolidated financial statements and consolidated financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The annual consolidated financial statements of NBC Universal, Inc. as of December 31, 2010 and for each of the years in the two-year period ended December 31, 2010, contained in the Company’s Annual Report on Form 10-K, which is included in the registration statement of which this prospectus forms a part, have been included in reliance upon the reports of KPMG LLP, independent registered public accounting firm, included in the registration statement of which this prospectus forms a part, and upon the authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. For further information regarding NBCUniversal, please refer to the registration statement, including its exhibits. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the documents or matters involved. Copies of our Annual Report on Form 10-K for the year ended December 31, 2011, our Quarterly Reports on Form 10-Q for the three months ended March 31, 2012 and the six months ended June 30, 2012 and our Current Report on Form 8-K dated August 22, 2012 are filed as exhibits 99.2 through 99.5 to the registration statement of which this prospectus forms a part.

We file annual, quarterly and special reports and other information with the SEC. You may read and copy any reports or other information filed by us at the SEC’s public reference room at 100 F Street N.E., Washington, DC 20549. Copies of this material can be obtained from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our filings will also be available to the public from commercial document retrieval services and at the SEC website at “www.sec.gov.” In addition, you may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address or phone number: NBCUniversal Media, LLC, c/o Comcast Corporation, One Comcast Center, Philadelphia, Pennsylvania 19103-2838, (215) 286-1700.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement and in material we file with the SEC and incorporate by reference herein. We have not authorized anyone to provide you with information that is different. We are offering to sell, and seeking offers to buy, the securities described in the prospectus only where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and our filings with the SEC is accurate only as of its date, regardless of the time of delivery of this prospectus and any prospectus supplement or of any sale of the securities.

I NCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC requires us to include certain information in the registration statement of which this prospectus forms a part, which means that we can disclose important information to you by referring you to those documents. The information in the registration statement is considered to be part of this prospectus. In addition, information we file with the SEC in the future will automatically be incorporated by reference into this prospectus and will update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities we are offering; provided, that any documents we may file on Form SD will not be incorporated by reference into this prospectus. Any statement contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. We will provide free copies of any of those documents, if you write or telephone us at: 30 Rockefeller Plaza, New York, NY, 10112-0015, (212) 664-4444.

Additional information regarding NBCUniversal is also included in the following exhibits to the registration statement of which this prospectus forms a part:

•	Exhibit 99.2: Annual Report on Form 10-K for the year ended December 31, 2011;

•	Exhibit 99.3: Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

•	Exhibit 99.4: Quarterly Report on Form 10-Q for the six months ended June 30, 2012; and

•	Exhibit 99.5: Current Report on Form 8-K dated August 22, 2012.

$1,000,000,000 2.875% Senior Notes due 2023

$1,000,000,000 4.450% Senior Notes due 2043

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Credit Suisse	J.P. Morgan	Morgan Stanley	RBC Capital Markets

Barclays	BNP PARIBAS	BofA Merrill Lynch
Citigroup	Deutsche Bank Securities	Goldman, Sachs & Co.
Lloyds Securities	Mizuho Securities	RBS
SMBC Nikko	UBS Investment Bank	Wells Fargo Securities

Santander	US Bancorp	Allen & Company LLC
Gleacher & Company	DnB NOR Markets	PNC Capital Markets LLC
SunTrust Robinson Humphrey		TD Securities

Loop Capital Markets	The Williams Capital Group, L.P.	Drexel Hamilton
Lebenthal Capital Markets	MFR Securities, Inc.	Ramirez and Co., Inc.

September 28, 2012